EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.

REPORTS THIRD QUARTER FISCAL YEAR 2011 RESULTS AND

DECLARES QUARTERLY DIVIDEND

BILLERICA, Mass. — February 8, 2011 — American Science and Engineering, Inc. (“AS&E”) (NASDAQ: ASEI), a leading worldwide supplier of innovative X-ray inspection solutions, today reported its financial results for the third quarter of fiscal year 2011 ended December 31, 2010. The Company reported revenues of $76,588,000 as compared with revenues of $54,889,000 for the third quarter of fiscal year 2010, net income of $11,782,000 as compared with net income of $5,819,000 for the third quarter of fiscal year 2010, and earnings per share of $1.28 as compared with earnings per share of $0.64 for the third quarter of fiscal year 2010. These results represent a 40% increase in revenues, a 102% increase in net income, and a $0.64 increase in earnings per share when compared to results for the third quarter of the prior fiscal year.

The Company reported $63,578,000 in bookings for the third quarter of fiscal year 2011. Backlog as of December 31, 2010 increased 8% to $241,301,000 as compared with $223,870,000 for the same period in the prior fiscal year.

For the first nine months of fiscal year 2011 ended December 31, 2010, the Company reported record revenues of $210,868,000 which represents an increase of 23% as compared with revenues of $170,829,000 for the same period in the prior fiscal year, record net income of $33,252,000 which represents an increase of 39% as compared with net income of $23,850,000 for the same period in the prior fiscal year, and record earnings per share of $3.60 which represents an increase of $0.97 as compared with earnings per share of $2.63 for the prior fiscal year.

“We delivered another strong quarter and record year-to-date results with double digit increases in revenue, net income and EPS,” said Anthony Fabiano, AS&E’s President and CEO. “Our solid performance continues to been driven by strong contributions from our ‘big three’ business areas — Cargo Systems, Z Backscatter™ Systems, and Field Service. Our bookings in the quarter were marked by breakthrough strategic orders from key customers. These included $34.4 million in orders placed under the $67 million U.S. government IDIQ contract for Z Portal® systems that will be deployed on multiple U.S. border crossings.”

Fabiano continued, “Our Contract Research and Development (CRAD) team is gaining momentum with two important programs booked in the quarter — the CanScan program to deliver a next generation system for material discrimination and identification, and a portable Z Backscatter screening system to screen general aviation aircraft for threats and contraband. We continue to identify marketplace opportunities and deliver viable real-world solutions that are meeting and exceeding customer expectations.”

In accordance with the previously announced dividend program, the Company is declaring a quarterly cash dividend of $0.30 per share, payable on March 3, 2011 to the holders of record at the close of business on February 21, 2011.

As previously announced, Anthony Fabiano, AS&E’s President and CEO, and Ken Galaznik, AS&E’s Senior Vice President, CFO and Treasurer, will host the conference call on Tuesday, February 8, 2011 at 4:30 pm ET to discuss the results and respond to questions. To participate in the conference call, please dial 1-800-706-7748 at least 10 minutes prior to its starting time. For international participants, dial +1 617-614-3473. Please tell the operator the confirmation code: 83415154.  You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Tuesday, February 8, 2011 at 7:30 p.m. ET for a 48-hour period by dialing 1-888-286-8010. Internationally, please dial +1 617-801-6888. The conference identification number is 53022979. The replay will also be available at www.as-e.com in the Investor Information section following the conference.

About AS&E

American Science and Engineering, Inc. is a leading worldwide supplier of innovative X-ray inspection systems. With over 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E® systems protect high-threat facilities and help combat terrorism and trade fraud, drug smuggling, weapon smuggling, and illegal immigration and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO), UK Border Agency (UKBA), Hong Kong Customs, and Abu Dhabi Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

Public Relations Contact:
Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc.
978-440-8392	978-262-8700
dana@redjavelin.com	lberman@as-e.com

Investor Relations Contact:
Annemarie Sadowski
American Science and Engineering, Inc.
978-262-8828
asadowski@as-e.com

Safe Harbor Statement. The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Total net sales and contract revenues	$76,588	$54,889	$210,868	$170,829

Total cost of sales and contracts	41,884	32,262	112,508	93,128
Gross profit	34,704	22,627	98,360	77,701

Expenses:
Selling, general and administrative	10,774	9,624	31,584	26,335
Research and development	6,568	4,152	16,803	14,909
Total operating expenses	17,342	13,776	48,387	41,244

Operating income	17,362	8,851	49,973	36,457
Interest and other income (expense)	(26)	171	393	520
Income before provision for income taxes	17,336	9,022	50,366	36,977
Provision for income taxes	5,554	3,203	17,114	13,127

Net income	$11,782	$5,819	$33,252	$23,850

Income per share - Basic	$1.31	$0.65	$3.69	$2.69
Income per share - Diluted	$1.28	$0.64	$3.60	$2.63

Weighted average shares - Basic	9,023	8,929	9,022	8,868
Weighted average shares - Diluted	9,236	9,136	9,225	9,069

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

 (in thousands)

(unaudited)

	December 31, 2010	March 31, 2010
Assets
Current assets:
Cash and cash equivalents	$48,072	$34,912
Restricted cash and investments	18,594	35
Short-term investments, at fair value	108,173	144,166
Accounts receivable, net	35,727	37,735
Inventories	50,038	45,387
Other current assets	27,411	13,465
Total current assets	288,015	275,700

Non-current assets:
Building, equipment and leasehold improvements, net	18,654	18,216
Restricted cash and investments	9,926	—
Other assets	5,432	5,937
Total assets	$322,027	$299,853
Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$12,461	$10,970
Customer deposits	6,317	13,714
Deferred revenue	21,077	14,975
Other current liabilities	20,156	24,046
Total current liabilities	60,011	63,705

Non-current liabilities:
Lease financing liability	6,086	7,075
Other non-current liabilities	3,730	7,305
Total liabilities	69,827	78,085

Total stockholders’ equity	252,200	221,768
Total liabilities and stockholders’ equity	$322,027	$299,853

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	For the Nine Months Ended
	December 31, 2010	December 31, 2009
Cash flows from operating activities:
Net income	$33,252	$23,850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,660	3,384
Provision for inventory and accounts receivable reserves	879	1,358
Amortization of bond premium	1,581	554
Deferred income taxes	(73)	1,249
Mark to market of foreign currency put option contract	(122)	—
Stock compensation expense	3,971	4,345

Changes in assets and liabilities:
Accounts receivable	1,997	8,189
Unbilled costs and fees	(14,232)	4,250
Inventories	(5,519)	(616)
Prepaid expenses and other assets	986	(2,836)
Accounts payable	1,491	838
Accrued income taxes	(4,203)	(63)
Customer deposits	(7,397)	(4,455)
Deferred revenue	2,527	(14,171)
Accrued expenses and other liabilities	519	(2,471)
Net cash provided by operating activities	19,317	23,405

Cash flows from investing activities:
Purchases of short-term investments	(114,801)	(166,998)
Proceeds from sales and maturities of short-term investments	149,222	93,261
Purchases of property and equipment	(4,098)	(2,191)
Net cash provided by (used for) investing activities	30,323	(75,928)

Cash flows from financing activities:
Increase in restricted cash and investments	(28,485)	(1,832)
Proceeds from exercise of stock options	3,739	5,761
Repurchase of shares of common stock	(3,736)	(2,922)
Repayment of leasehold financing	(975)	(861)
Payment of common stock dividend	(8,129)	(5,329)
Reduction of income taxes paid due to the tax benefit from employee stock option expense	1,106	653
Net cash used for financing activities	(36,480)	(4,530)

Net increase (decrease) in cash and cash equivalents	13,160	(57,053)
Cash and cash equivalents at beginning of period	34,912	105,419
Cash and cash equivalents at end of period	$48,072	$48,366